Exhibit 10.8

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 21, 2025 among FireFly Automatix, Inc., a Delaware corporation (the “Company”), and each of the several holders of securities of the Company signatory hereto (each such holder, a “Holder” and, collectively, the “Holders”).

WHEREAS, the Company and the Holders are parties to an Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), pursuant to which the Holders have agreed to exchange certain outstanding convertible debentures and common stock purchase warrants of the Company for shares of the Company’s newly designated Series A convertible preferred stock (the “Preferred Stock”), in connection with an initial public offering of the Common Stock (the “IPO”) pursuant to a Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Commission”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Exchange Agreement and pursuant to the terms of the Exchange Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to the Holders with respect to the Registrable Securities as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1. Definitions.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day, excluding Saturdays and Sundays, on which banks in the in the United States are generally open for business.

“Debentures” means those certain convertible debentures of the Company identified in Exhibit A.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Effectiveness Date” means, (i) with respect to the Initial Registration Statement required to be filed hereunder, the 45th calendar day following the Filing Date (or, in the event of a “full review” by the Commission, the 75th calendar day following the Filing Date), (ii) with respect to any additional Registration Statements which may be required pursuant to Section 2(b) and Section 2(c), the 45th calendar day following the applicable Filing Date (or, in the event of a “full review” by the Commission, the 75th calendar day following the applicable Filing Date), and (iii) with respect to the Accelerated Registration Statement, the 45th calendar day following the applicable Filing Date (or, in the event of a “full review” by the Commission, the 75th calendar day following the applicable Filing Date); provided, however, that in the event the Company is notified by the Commission in writing that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Filing Date” means, (i) with respect to the Initial Registration Statement required hereunder, the first calendar day following 180th calendar day following the pricing of the IPO, provided that if such calendar day falls on a day that is not a Business Day, then the following Business Day, (ii) with respect to any additional Registration Statements which may be required pursuant to Section 2(b) or Section 2(c), the 30th calendar day following the date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities, provided that if such calendar day falls on a day that is not a Business Day, then the following Business Day, and (iii) with respect to the public filing of the Accelerated Registration Statement confidentially submitted in accordance with Section 2(a), the first Trading Day following the occurrence of the Triggering Event; provided, however, that if (a) additional time is required to update such Registration Statement to include required financial statements to comply with the Securities Act or obtain applicable auditor consents, or (b) there occurs or exists any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company’s Board of Directors, makes it not in the best interest of the Company to allow continued availability of such Registration Statement or any prospectus relating thereto, then the Company shall promptly notify the Holders and the Company and the Holders will work together to ensure that such Registration Statement is filed as promptly as possible, but in no event later than twenty (20) Trading Days following the applicable deadline; provided further, that if the Filing Date would fall on a date between February 15 and March 31, the Filing Date shall be extended to March 31.

“Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member, and any self-regulatory organization, including any stock exchange.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Initial Registration Statement” means the initial Registration Statement on Form S-1 filed with the Commission pursuant to this Agreement after the 180th calendar day following the pricing of the IPO.

“Daily VWAP” means for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “EVTV <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Principal Market” means the Nasdaq Capital Market (or such other market or exchange on which Common Stock is then listed or traded).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A or Rule 430B under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means, to the extent that such securities are permitted to be included in a Registration Statement under the SEC Guidance at the time such Registration Statement is filed, (a) the shares of Common Stock issued or issuable upon the conversion of all of the Debentures, (b) the shares of Common Stock issued or issuable upon the conversion of all shares of the Preferred Stock, and (c) all shares of Common Stock held by the Holders (or their respective Affiliates) following the closing of the IPO. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities for as long as (i) the Commission has declared a Registration Statement covering the Registrable Securities effective, (ii) such securities become eligible for resale pursuant to Rule 144 without restriction by the Holder, including without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) (or any successor thereto), or (iii) such Registrable Securities have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company confidentially submitted to or filed with the SEC in compliance with the Securities Act, including the Initial Registration Statement, and the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Rule 415” means Rule 415 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SEC Guidance” means (i) any publicly-available written guidance of the Commission staff, or any written comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Trading Day” means a day on which the Principal Market is open for business.

“Triggering Event” occurs which the Daily VWAP of the Common Stock equals or exceeds two hundred percent (200%) of the initial public offering price of the Common Stock sold in the IPO on five (5) of ten (10) consecutive Trading Days following the 90th calendar day after the pricing of the IPO.

2. Shelf Registration.

(a) On or prior to each applicable Filing Date (with respect to the Initial Registration Statement), and on each other Filing Date (with respect to any additional Registration Statement), the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement and that are then permitted under the SEC Guidance to be included on such Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415(a)(1)(i). Notwithstanding anything herein to the contrary, on or before the 60th day following the pricing of the IPO, the Company shall prepare and confidentially submit a draft Registration Statement covering the resale of up to an aggregate of thirty-three percent (33%) of all of the Registrable Securities (the “Accelerated Registration Statement”). If the Triggering Event occurs prior to the 180th calendar day following the pricing of the IPO, the Accelerated Registration Statement shall be publicly filed by the Filing Date applicable to an Accelerated Registration Statement. Each Registration Statement filed hereunder, other than the Initial Registration Statement, shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain substantially the “Plan of Distribution” attached hereto as Exhibit B; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent, except as required by applicable law. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause a Registration Statement filed under this Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement cease to be Registrable Securities.

(b) Notwithstanding any other provision of this Agreement, if the Commission or any SEC Guidance sets forth a limitation on the number or type of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used its reasonable best efforts to seek the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number and type of Registrable Securities to be registered on such Registration Statement will be limited to the number and type permitted under the SEC Guidance. Any reduction in the number of Registrable Securities will be made as follows: (a) first, the Company shall reduce or eliminate any securities to be included other than Registrable Securities and (b) second, the Company shall reduce Registrable Securities, applied to the Holders on a pro rata basis based on the total number of Registrable Securities held by such Holders. In the event of a cutback hereunder, the Company shall give the Holder at least three Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement (the “Cut Back Shares”), as amended (the “Remainder Registration Statement”). From and after such date as the Company is allowed by the Commission or SEC Guidance to effect the registration of the resale of all such Cut Back Shares in accordance with any Commission restrictions applicable to such Cut Back Shares (the “Restriction Termination Date”), all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use its reasonable best efforts to have such Registration Statement declared effective within the time periods set forth herein) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Date for such Cut Back Shares shall be the 30th calendar day after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares shall be the 75th calendar day following the date such Remainder Registration Statement is filed hereunder.

(c) If all Registrable Securities are not covered by a Registration Statement filed pursuant to this Agreement or otherwise, the Company shall use its best efforts to file with the SEC one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case as soon as practicable (taking into account any position of the staff of the SEC (the “Staff”) with respect to the date on which the Staff will permit such additional Registration Statement(s) to be filed with the SEC and the rules and regulations of the SEC). The Company shall use its best efforts to cause each such new Registration Statement to become effective as soon as reasonably practicable following the filing thereof with the SEC.

(d) Commencing on the Filing Date, if at any time there is not an effective Registration Statement covering all of the Registrable Securities and the Company proposes to register the offer and sale of any shares of Common Stock under the Securities Act (other than a registration (i) pursuant to a registration statement on Form S-8 ((or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of registration statement to be used may be used for any registration of Registrable Securities, the Company shall give prompt written notice (in any event no later than five days prior to the filing of such registration statement) to the holders of Registrable Securities of its intention to effect such a registration and, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 2(d) that have been sold or may be sold without any restrictions pursuant to Rule 144, provided that the Company is in compliance with the current public information requirement under 144(c)(1), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent.

(e) After the filing of a Registration Statement, the Company shall promptly notify the Holders holding Registrable Securities included in such Registration Statement within three (3) Business Days after the occurrence of any of the following: (i) the issuance or threatened issuance by the SEC of any stop order (and Parent shall take all actions required to prevent the entry of such stop order or to remove it if entered); (ii) subject to the last sentence of this Section 2(e), the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company’s Board of Directors, makes it not in the best interest of the Company to allow continued availability of such Registration Statement or any prospectus relating thereto; and (iii) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to Investors holding Registrable Securities included in such Registration Statement any such supplement or amendment.

(f) Notwithstanding anything herein to the contrary, upon receipt of any notice from the Company pursuant to Section 2(e), each Holder holding Registrable Securities included in such Registration Statement shall immediately discontinue disposition of its Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor receives the supplemented or amended prospectus contemplated by Section 2(e) to the extent required. The Company shall be entitled to exercise its right under this Section 2(f) to suspend the availability of a Registration Statement and related prospectus for a period not to exceed forty-five (45) calendar days once in any 365-day period.

3. Company Information Requests. The Company may require each Holder to furnish to the Company such information regarding the distribution of Registrable Securities and such other information relating to such Holder and its ownership of Registrable Securities or other securities of the Company as the Company may from time to time reasonably request in writing, and the Company may exclude the Registrable Securities of each Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder shall furnish such information to the Company and cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

4. Expenses. All expenses (other than expenses of any Holder) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) expenses of any audits incident to or required by any such registration; (iii) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (iv) printing expenses; (v) messenger, telephone and delivery expenses; (vi) fees and expenses of the Company’s counsel and accountants; and (vii) Financial Industry Regulatory Authority, Inc. filing fees (if any). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All expenses of the Holders relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement, including, but not limited to, fees and expenses of counsel to such Holder, all underwriting discounts, selling commissions and stock transfer taxes and other similar expenses, shall be borne and paid by the Holders in proportion to the number of Registrable Securities included in such registration for each such Holder.

5. Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder, such Holder’s officers, directors, managers, members, partners, stockholders, employees, agents, representatives and Affiliates, each underwriter, broker or any other Person acting on behalf of such Holder, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except and only insofar as the same are solely caused by an untrue statement in or omission from such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished by such Holder to the Company expressly for use in the preparation thereof or by such Holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered).

(b) In connection with any registration in which a Holder is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, and each officer of the Company who shall sign such Registration Statement against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder, it being understood and agreed that the only information furnished by any Holder consists of the number of shares of Common Stock (or any securities convertible, exchangeable or exercisable for Common Stock within sixty (60) days of any such filing) beneficially owned by such Holder, the number of Registrable Securities proposed to be sold by such Holder, the name and address of such Holder proposing to sell, and the distribution proposed by such Holder; provided, that the obligation to indemnify shall be several, not joint and several, for each Holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 5, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

(d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of a Holder, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

7. Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 4 (Expenses), Section 5 (Indemnification) and Section 14 (Governing Law) shall survive any such termination.

8. Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) when sent, if by e-mail, provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient; or (iv) three (3) Business Days after deposit with an internationally-recognized courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

(a)	if to the Company, at

FireFly Automatix, Inc.

1130 South 3800 West

Suite 100

Salt Lake City, UT 84101

Telephone: 801-698-5128

Attention: Andrew Limpert

Email: andrew.limpert@fireflyautomatix.com

with a copy to (which shall not constitute notice):

Dorsey & Whitney LLP

111 South Main Street

Suite 2100

Salt Lake City, UT 84111

Telephone: (801) 933-7363

Attention: David Marx

Email: marx.david@dorsey.com

or

(b)	if to a Holder, at

ATW Partners Opportunities Management, LLC

ONE PENN, 1 Pennsylvania Plaza, Suite 4810

New York, NY 10119
Attention: Antonio Ruiz-Gimenez, Manager

Telephone: (646) 975-5548

Email: notice@atwpartners.com

aruizg@atwpartners.com

kpropper@atwpartners.com

operations@atwparners.com

with a copy to (which shall not constitute notice):

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone: (212) 660-3060

Attention: David Danovitch

Email: ddanovitch@sullivanlaw.com

(or, in any case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

9. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Exchange Agreement, the terms and conditions of this Agreement shall control.

10. Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that each Holder may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more of its Affiliates, or to any other Person in connection with any transfer of all or a portion of the Registrable Securities, which assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned.

11. No Third-Party Beneficiaries. This Agreement is intended only for the benefit of the parties hereto and their respective successors and permitted assigns.

12. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 50.1% or more of the then outstanding Registrable Securities.

13. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the courts of the State of Delaware (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

15. Counterparts. This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. Either party may enter into this Agreement by executing any such counterpart manually or electronically (such as Adobe Sign or DocuSign) and delivering the executed counterpart by electronic means to the other party. The receiving party may rely on the receipt of such document so executed and delivered as if the original had been received.

16. Further Assurances. Each of the parties to this Agreement shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

FIREFLY AUTOMATIX, INC.

By	/s/ Andrew Limpert
Name:	Andrew Limpert
Title:	Chief Executive Officer

FF OPPORTUNITIES 2 LLC

By	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member of ATW Partners GP II, LLC, Manager of FF Opportunities 2 LLC

FF OPPORTUNITIES 3 LLC

By	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member of ATW Partners Opportunities Fund GP, LLC, Manager of FF Opportunities 3 LLC

FF OPPORTUNITIES 4 LLC

By	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member of ATW Partners Opportunities Fund II GP, LLC, Manager of FF Opportunities 4 LLC

Exhibit A

Debentures

	Holder	Original Principal	Conversion Price		Base Interest Rate	Issuance Date	Maturity Date
January 2022 Senior Secured Convertible Debenture	FF Opportunities 3 LLC	$3,000,000.00	$10.5800		11%	1/13/2022	1/31/2027
January 2023 Senior Secured Convertible Debenture	FF Opportunities 4 LLC	$2,000,000.00	$5.7705		15%	1/19/2023	1/31/2027
July 2024 Senior Secured Convertible Debenture	FF Opportunities 4 LLC	$1,000,000.00	$5.5674	(1)	15%	7/25/2024	1/31/2027
June 2025 Senior Secured Convertible Debenture	FF Opportunities 4 LLC	$1,000,000.00	$5.5674	(1)	15%	6/18/2025	1/31/2027

Exhibit B

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Principal Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	one or more underwritten offerings on a firm commitment or best-efforts basis;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

If underwriters are used in a sale, they will acquire the offered common shares for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. The Selling Stockholder may offer the common shares to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of common shares, the obligations of the underwriters to purchase the offered common shares will be subject to certain conditions contained in an underwriting agreement that we and the Selling Stockholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all common shares offered if any of the common shares are purchased, unless otherwise specified in connection with any particular offering. Any initial offering price and any discounts or concessions allowed, reallowed or paid to underwriters may be changed from time to time.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We will bear all fees and expenses incident to our obligation to register the common shares.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common shares by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed each Selling Stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).